UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): December 11, 2025
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STEM, INC.

(Exact name of registrant as specified in its charter)
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Delaware	001-39455	85-1972187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1400 Post Oak Boulevard, Suite 560, Houston, Texas 77056
(Address of principal executive offices including zip code)
1-877-374-7836
Registrant’s telephone number, including area code
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	STEM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On December 11, 2025, Stem, Inc. (the “Company”) and Mr. Rahul Shukla mutually agreed that Mr. Shukla will be stepping down as Chief Accounting Officer of the Company, effective December 19, 2025. The Company and Mr. Shukla are negotiating a separation agreement. Upon the execution of such agreement, the Company will file an amendment to this report.

(c)

In addition, the board of directors of the Company (the “Board”) has appointed Mr. Jeffrey Cabot, age 56, as the Company’s Chief Accounting Officer, effective January 5, 2026. From August 2023 to December 2025, he served as Chief Accounting Officer of Oak View Group, a sports and live entertainment company. Prior to that, he served as Chief Accounting Officer of Air Methods Corporation, an air medical transport provider, from July 2022 to June 2023. From August 2018 to April 2022, Mr. Cabot served as Chief Accounting Officer of Sonoco Products Company (formerly Ball Metalpack), a Fortune 500 packaging company. Mr. Cabot is a certified public accountant and earned a Bachelor of Science degree in accounting from Elon University.

In connection with his appointment, Mr. Cabot has entered into the Company’s standard form of Executive Employment Agreement (the “Agreement”). Under the Agreement, Mr. Cabot will receive an annual base salary of $325,000, less applicable taxes, payroll deductions and withholdings. In connection with his appointment, he will also receive an initial long-term incentive equity award of 14,000 shares of Company common stock, in the form of 7,000 RSUs; 3,500 PSUs, and 3,500 stock options, with such PSUs, RSUs and options vesting ratably over three years, subject to Mr. Cabot’s continued employment with the Company through the applicable vesting dates. Such PSUs will also be subject to achievement of performance metrics as set forth in the award agreement governing their grant. In addition, Mr. Cabot will be eligible to receive a cash incentive award under the Company’s annual incentive plan with a target bonus opportunity of 45% of his annual base salary. He will also be entitled to certain severance and change-in-control benefits, as set forth in the Agreement.

Mr. Cabot is expected to enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.10 to the Company’s 2021 Form 10-K, pursuant to which the Company may be required, among other things, to indemnify him for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred by him in any action or proceeding arising out of his service as an officer of the Company.

Mr. Cabot has no family relationship with any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer. In addition, he is not party to any transaction required to be disclosed under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEM, INC.

Date: December 16, 2025	By:	/s/ Saul R. Laureles
		Name:	Saul R. Laureles
		Title:	Chief Legal Officer and Secretary
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